UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 2, 2020

(Date of earliest event reported)

Corning Natural Gas Holding Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	46-3235589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01	Other Events.

On March 2, 2020, Corning Natural Gas Holding Company (the “Company”) signed a limited liability company membership interest purchase agreement (the “Agreement”) with Mirabito Regulated Industries, LLC (“MRI”) to purchase 50% of Leatherstocking Gas Company, LLC and Leatherstocking Pipeline Company, LLC (together, “Leatherstocking”) from MRI for $3.2 million to be paid in cash and a new series of preferred shares. When this purchase is completed the Company will own 100% of Leatherstocking’s Pennsylvania assets. A new joint venture will own Leatherstocking’s New York assets. Closing is contingent on regulatory approvals and the Company cannot guaranty when or whether the acquisition will be completed. This description of the proposed acquisition is a summary, and is qualified in its entirety by the Agreement filed as Exhibit 10.1 to this Form 8-K.

On March 6, 2020, the Company and MRI filed with the Pennsylvania Public Utility Commission a Joint Application for Approval of Transfer of Control of 50% Joint Venture Interest in Leatherstocking Natural Gas Company, LLC From Mirabito Regulated Industries to Leatherstocking’s Parent Corporation Corning Natural Gas Holding Corporation. The Company cannot guaranty when or whether the Pennsylvania commission will approve the acquisition.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1 Limited Liability Company Membership Interest Purchase Agreement dated March 2, 2020 between Corning Natural Gas Holding Company and Mirabito Regulated Industries, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Holding Corporation

By: /s/ Firouzeh Sarhangi

Chief Financial Officer

Dated: March 6, 2020

INDEX TO EXHIBITS

Form 8-K of Corning Natural Gas Holding Corporation

Exhibit 10.11 Limited Liability Company Membership Interest Purchase Agreement dated March 2, 2020 between Corning Natural Gas Holding Company and Mirabito Regulated Industries, LLC